UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 7, 2012
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 7, 2012, the Board of Directors of Alaska Air Group, Inc. (the "Company") approved amendments to the Company's Code of Conduct and Ethics (the "Code"), which applies to all directors, officers and employees of the Company and its subsidiaries. Besides effecting non-substantive amendments to the prior Code, the new Code updates the Company's policies on anti-bribery and anti-corruption law compliance, controlled substance abuse, and participation in civic or political activities. The Code also establishes a policy on the appropriate and lawful use of social media and other online applications.

This description is a summary only and is qualified in its entirety by reference to the full text of the Code, which is filed herewith as Exhibit 14.1 and is incorporated herein by reference. The Code will be posted as soon as practicable on the Company's website at www.alaskaair.com.

Item 9.01. Financial Statements and Exhibits.

Exhibits 14.1        Alaska Air Group Code of Conduct and Ethics

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: November 9, 2012

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Chief Financial Officer